Exhibit 99.1

Aspen Technology, Inc.

Executive Annual Incentive Bonus Plan

FY10

For

“ NAME “

I.                     Purpose

The purpose of Aspen Technology’s (“Company”) Executive Annual Incentive Plan (the “Plan”) is to motivate and reward performance that results in the achievement of key Company objectives as well as individual objectives.

II.                 Effective Date of Plan

The Plan will operate on a fiscal year basis (“Plan Year”), and is effective from July 1, 2009 through June 30, 2010.

III.             Eligibility

Eligibility is afforded to those employees:

A.           whose positions are determined by Aspen Technology to have significant impact on the operating results of the Company; and

B.             who have been employed by the Company for six months or more (pro-rated target awards for employment greater than six months and less than twelve months).

In FY10, the eligible positions include CEO, EVP-Field Operations, CFO, SVP, WW Sales Operations, SVP Marketing, SVP HR, SVP R&D, SVP WW CS&T, SVP Strategy and SVP & General Counsel.

Eligibility for the Plan does not guarantee payment of an award.  Payment is dependent upon performance.  Further, eligibility does not guarantee continuation of employment.  If employment terminates prior to the payment date, the award is forfeited unless death, incapacity, or retirement is the cause, in which case, the award would be prorated.

IV.            Target Award

The Plan is based on the “Target Award” concept, which bases the award on a combination of the Company’s overall performance and your individual performance.  In order to achieve the Target Award amount, the Company and the Individual must achieve 100% of their pre-established objectives by the end of the Plan Year. The actual award paid to the participant, if any, for a given Plan Year will be based on a combination of the Company’s overall performance and the performance of the Individual, as adjusted for the overall level of bonus pool funding.

The Target Award for each position is the incentive award as defined when 100% of all Plan objectives are met and the Company attains the necessary level of performance to fund the bonus pool at 100%.

V.                Components of Award

“Company Metric Performance” for Plan purposes is based on the accomplishment of one or more predetermined annual Company financial objectives, which will be selected each year based on their critical importance to the Company’s success.  Company Metric Performance for fiscal year 2010 will be measured based on the achievement of the FY10 Global License Bookings and Cash Flow from Operations.  Individual Performance will be based on an Assessment of Overall Performance by the CEO or the Compensation Committee of the Board of Directors (in the case of the CEO).

The following summarizes the weighting for the various incentive components for FY10.

FY10 Plan Components	Overall Bonus Weighting	On Target Metric
Global License Bookings	65%	$ TBD
Cash Flow from Operations	35%	$ TBD
CEO Performance Assessment	Influences bonus at 80% to 100%	CEO/Compensation Committee

A.            Company Metric Performance (License Bookings & Cash Flow)

The achievement level will then correspond to a bonus plan funding/weighting percentage by individual metric according to the following table:

Actual Performance Achieved by Metric	Funding Level of Metric Based on Performance
< 70% of Target	0%
70% of Target	50%
80% of Target	70%
90% of Target	90%
100% of Target	100%
This Plan is capped at 100% funding

The funding is based on a minimum achievement of 70% of the on target metric.  At 70% achievement, the plan funds at 50% target and will increase at a 2:1 ratio until 90% achievement.  Achievement between 90% and 100% will fund at a 1:1 ratio.  Each metric is measured and funded independently.

B.            Individual Performance (CEO Performance Assessment)

Annual assessment of the individual’s performance will be developed by the Plan participant in coordination with the CEO or the Compensation Committee of the Board of Directors (in the case of the CEO).  For fiscal year 2010, annual objectives will be comprised of select individual objectives in conjunction with the overall day-to-day performance of the executive. The CEO or the Compensation Committee of the Board of Directors (in the case of the CEO) must approve all performance objectives.

Individual Performance	CEO Performance Multiplier
CEO Assessment	80% to 100%

Assessment of individual performance as assessed by the CEO or the Compensation Committee of the Board of Directors (in the case of the CEO) will be included in the Plan. Individuals may receive a performance achievement rating between 80% and 100%. Individual performance rating will be used as a multiplier against the funded level of each financial metric to determine a final earned bonus under each financial metric at year end.  There will not be a mid year assessment component.

Your Performance Objectives for FY10 are identified in Appendix A.

VI.            Plan Funding Allocation and Achievement

For fiscal year 2010, Plan funding will be based on the attainment of specified levels of Global License Bookings and Cash Flow from Operations.  Funding is contingent upon and proportional to the Company’s attainment of required levels (minimum 70% performance).  In FY10 there will be a mid-year bonus calculation (25% of annual bonus) and annual (75% of annual bonus target) bonus calculation.

The allocation of target bonus by metric/measurement for each measurement period is as follows:

Measurement	% of Annual Bonus	% of Annual Assigned to First Half	% of Annual Assigned to Year End
License Bookings	65%	16.25%	48.75%
Cash Flow	35%	8.75%	26.25%
Performance	override

The annual (year end) calculation will also be weighted by the performance assessment rating. It will not be assessed at the mid-year calculation.

VII.        Bonus Calculation

A.           Bonus calculation takes into account four components:

•                  License Bookings achievement and corresponding funding percentage (Section V. A.);

•                  Cash Flow from Operations and corresponding funding percentage (Section V. A.);

•                  CEO Performance Assessment and corresponding performance percentage (Section V. A.);and

•                  Target Bonus ($) level (as defined in Appendix A)

B.             The bonus will be measured on a first half performance at mid-year and on an annual performance level at year end. The allocation of the bonus will be 25% allocated to mid-year and 75% allocated to year end.

VIII.  Discretionary Awards

In addition to awards based on the performance metrics established herein and notwithstanding any limitations including caps set forth elsewhere herein, the Compensation Committee of the Board of Directors may make discretionary awards to eligible employees in such amounts as the Committee determines are appropriate and in the best interests of the Company.

IX.            Administration

Administration of this Plan will be the responsibility of the CEO or the Compensation Committee of the Board of Directors. Any interpretation of the terms, conditions, goals, or payments from this Plan required because of a dispute will be made solely by the CEO or the Compensation Committee of the Board of Directors after a full review of the facts, input from the affected parties, and with appreciation of the overall intent of the Plan and previous practices.

If any term or condition of this Plan is found to be in non-conformance with a given state or federal law (USA) or local legislation (International locations), that term or condition will be non-enforceable but will not negate other terms and conditions of the Plan.  However, Aspen Technology, Inc., will review and modify the overall Plan to conform to such law.

Eligibility and participation in this Plan in no way implies or reflects any guarantee or contract of employment, except as may be stipulated by applicable local law.  Aspen Technology, Inc., reserves the right to amend, modify, or terminate this Plan and the procedures set forth herein at any time.  Any change to the terms of the Plan will be made in writing by SVP of Human Resources to all Participants in as far in advance as possible of the effective date of such change, and will be subject to acceptance by the Participant.  No change shall be retroactive from the date such change is announced.

Appendix A

FY10 Performance Objectives

To Be Completed by Employee and Manager.  List your top 3 performance objectives for FY10.

Employee’s Name:	Manager’s Name:	Organization:	Date Prepared:

FY10 Compensation	Base Salary: $	Bonus Target: $	OTE: $

Performance Objective:	Measures: (Enter measures used to gauge progress).	Target: (Enter target for each measure).	Activity: (List necessary activities to achieve the Objective if applicable).	Status/Progress:

Employee Signature:
Date:
CEO Signature:
Date: